UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Joint Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Schroder Series Trust Schroder Global Series Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Joint Proxy Statement, if other than the Registrant)

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MUTUAL FUND PROXY FACT SHEET FOR: SCHRODER FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	DECEMBER 27, 2016	OFFICES OF THE TRUSTS
Mail Date	JANUARY 9, 2017	875 THIRD AVENUE, 22ND FLOOR
Meeting Date	FEBRUARY 2, 2017 @ 10:00 AM EST	NEW YORK, NEW YORK 10022
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 4	Inbound Line	1-800-713-9968
Cusip Number	SEE PAGE 4	Website	www.schroderfunds.com

What are Shareholders being asked to vote on?

PROPOSAL	FUND(S) VOTING ON PROPSAL

1. Election of Trustees of Schroder Series Trust BOARD’S UNANIMOUS RECOMMENDATION - FOR	Schroder Emerging Markets Small Cap Fund Schroder Long Duration Investment-Grade Bond Fund Schroder Short Duration Bond Fund Schroder Total Return Fixed Income Fund

2. Election of Trustees of Schroder Global Series Trust BOARD’S UNANIMOUS RECOMMENDATION - FOR	Schroder North American Equity Fund

3.              Approval of amended and restated management contracts to remove sections relating to Schroder Investment Management North America Inc.’s (“SIMNA’s”) provision and oversight of administrative services*
BOARD’S UNANIMOUS RECOMMENDATION - FOR

Schroder Emerging Markets Small Cap Fund Schroder Long Duration Investment-Grade Bond Fund Schroder Short Duration Bond Fund

SIMNA - Schroder Investment Management North America Inc.

SEI - SEI Investments Global Funds Services and its affiliates

SEI Platform - SEI Advisors Inner Circle mutual fund platform

What is happening?

As part of Schroder Investment Management North America Inc.’s overall strategic plan regarding US mutual funds, effective October 24, 2016, ten of the funds in the Schroder mutual fund complex were reorganized as series of The Hartford Mutual Funds II, Inc., and it was subsequently determined that another fund would be liquidated (collectively, the “Other Fund Restructurings”). In anticipation of the Other Fund Restructurings, SIMNA was concerned that, with only five remaining Funds, the Trusts would have a significantly smaller asset base and therefore would incur expenses at potentially significantly higher rates than they have historically. As a result, after considering various options for the Funds, SIMNA obtained board approval for, and is now recommending to shareholders, the changes described in this Proxy Statement to transition the Trusts to the SEI Advisors Inner Circle mutual fund platform (the “SEI Platform”). Specifically, the proposals seek the approvals necessary to elect the individuals who currently serve as trustees of the other trusts on the SEI Platform as the new Trustees of the Trusts and to have SEI Investments Global Funds Services serve as the sole administrator to the Funds.

For Internal Distribution Only

Will the transition to the SEI Platform result in changes to the way the Funds’ are managed?

The transition will not result in any changes to the Funds’ investment objectives, principal investment strategies, investment adviser, portfolio management teams, form of organization or organizational documents. SIMNA will continue to serve as investment adviser to the Funds and Schroder Investment Management North America Limited (“SIMNA Ltd.”) will continue to serve as sub-adviser to Schroder Emerging Markets Small Cap Fund and Schroder North American Equity Fund. In addition, the transition will not result in a change in the Funds’ auditor, transfer agent, or custodian.

What are shareholders being asked to approve to facilitate the transition to the SEI Platform?

In order to gain the full benefits and cost savings associated with the transition to the SEI Platform, each Trust will be “adopted” onto the SEI Platform. To accomplish this, the Board is proposing that certain individuals currently serving as Trustees for The Advisors’ Inner Circle Fund III, a trust that is part of the SEI Platform, succeed the current Trustees of the Trusts. Election of those new Trustees requires a vote of the Trusts’ shareholders. Thereafter, SEI, which already provides administrative services to each of the Funds, will enter into a new administrative services agreement with each Fund, pursuant to which SEI will provide a fuller range of services.

What are the potential benefits of the Proposals to shareholders?

The transition to the SEI Platform is expected to offer the Funds, as part of the larger platform, efficient administration and the potential over time for lower expenses and greater economies of scale than could be achieved by the Funds on their own. The transition has been designed to allow the Funds to seamlessly continue their operations and investment programs without interruption and without a change to any Fund’s portfolio management team.

What will happen if shareholders do not approve the Proposals?

If shareholders do not approve the Proposals and therefore the Funds do not transition to the SEI Platform, the Funds, as the only remaining series of the Trusts, are expected to incur expenses at potentially significantly higher rates than they have historically. The Board of Trustees would consider, in that case, what other alternatives might be available to the Funds, including the potential liquidation of the Funds.

If all of the Proposals pass, when is the transition expected to occur?

If all of the Proposals pass, the transition is expected to occur on or about February 10, 2017.

Can you provide me with additional information on the SEI Platform?

The SEI Platform provides to its participating trusts, with mutual fund assets in excess of $45.9 billion as of November 30, 2016, an infrastructure offering fund administration, accounting, investor servicing and distribution services. SIMNA believes that the scale of the SEI Platform and the favorable contractual arrangements that SEI Investments Global Funds Services and its affiliates (“SEI”) have been able to negotiate with service providers offer the Funds greater opportunity to benefit from efficient administration and the potential over time for lower expenses and greater economies of scale than could be achieved by the Funds on their own. In developing this proposal, SIMNA considered that SEI has been providing the Funds high quality administrative services at reasonable prices for many years. In addition, SEI has substantial experience in administering and servicing mutual funds in the institutional space, and SIMNA believes that this will benefit current institutional investors and present an attractive platform for additional institutional subscriptions in the Funds.

For Internal Distribution Only

Will the transition to the SEI Platform increase total expenses for the Funds?

The total expense ratios, when adjusted to take into account the effect of the Other Fund Restructurings, for most of the Funds (Schroder Long Duration Investment-Grade Bond Fund, Schroder North American Equity Fund, and Schroder Total Return Fixed Income) are expected to be lower immediately after the transition; for the remaining Funds (Schroder Emerging Markets Small Cap Fund and Schroder Short Duration Bond Fund) they are expected to be higher. However, due to cost efficiencies provided by leveraging the scope and breadth of the SEI Platform, the total expense ratios of all of the Funds are expected to be lower over time than current total expense ratios to the extent the Funds achieve larger scale.

In addition, to assure that there is no adverse impact on the total expenses paid by the Funds and their shareholders in the period following the transition to the SEI Platform, contractual expense limitations that limit the total expense ratios of the Funds will remain in effect at current levels for at least two years following the transition (currently, contractual expense limitations are in place for each Fund except for Schroder North American Equity Fund).

Who will pay for the cost of the proxy solicitation?

SIMNA or its affiliates will bear all of the costs associated with this proxy solicitation. AST Fund Solutions, LLC, the Trusts’ proxy solicitor, is mentioned on page 7 of the proxy statement.

PROPOSAL 1: Election of Trustees of Schroder Series Trust

NAME OF NOMINEE	YEAR OF BIRTH	TRUSTEE SINCE
1a. William M. Doran	1940	NOMINEE
1b. Jon C. Hunt	1951	NOMINEE
1c. Thomas P. Lemke	1954	NOMINEE
1d. Randall S. Yanker	1960	NOMINEE

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: Election of Trustees of Schroder Global Series Trust

NAME OF NOMINEE	YEAR OF BIRTH	TRUSTEE SINCE
2a. William M. Doran	1940	NOMINEE
2b. Jon C. Hunt	1951	NOMINEE
2c. Thomas P. Lemke	1954	NOMINEE
2d. Randall S. Yanker	1960	NOMINEE

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3: Approval of amended and restated management contracts to remove sections relating to Schroder Investment Management North America Inc.’s (“SIMNA’s”) provision and oversight of administrative services*

Why are shareholders being asked to approve of the amended and restated management contracts to remove sections relating to Schroder Investment Management North America Inc.’s (“SIMNA’s”) provision and oversight of administrative services?

To transition to the SEI Platform, the Board is proposing amendments to the management contracts of Schroder Emerging Markets Small Cap Fund, Schroder Long Duration Investment-Grade Bond Fund, and Schroder Short Duration Bond Fund (the “Proposal 3 Funds”) to remove sections relating to the provision and oversight of administrative services by SIMNA in anticipation of the increased administrative services to be provided by SEI, which will be provided to the Proposal 3 Funds pursuant to an amended separate contract.

For Internal Distribution Only

Will management fees increase as a result of the amended and restated management contracts?

No change to the rate of compensation payable to SIMNA is proposed. It is proposed that the rate of management fees to be paid to SIMNA under the Proposal 3 Funds’ management contracts would remain the same and not be reduced, in light of management’s view that the component of the management fee charged for providing and overseeing fund administrative services was not a driving factor in determining the current management fees and that those services were ancillary to SIMNA’s services as investment adviser to the Proposal 3 Funds. Management continues to believe that the current fees under the management contracts, even without the administrative services component, remain reasonable in light of the nature and quality of the services provided, the profitability to SIMNA from managing the Funds, and the levels of these fees compared to those paid by comparable peer funds and Schroder client accounts.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/SchroderFunds2017.pdf

NAME OF FUND	CUSIP	CLASS	TICKER
Schroder Emerging Markets Small Cap Fund	80809R873	R6 Shares	SMLRX
Schroder Emerging Markets Small Cap Fund	80809R881	Investor Shares	SMLNX
Schroder Long Duration Investment-Grade Bond Fund	80809R303	Investor Shares	STWLX
Schroder Short Duration Bond Fund	808090476	R6 Shares	SDBRX
Schroder Short Duration Bond Fund	80809R865	Investor Shares	SDBNX
Schroder Total Return Fixed Income Fund	808090765	Investor Shares	SBBIX
Schroder Total Return Fixed Income Fund	808090799	Advisor Shares	SBBVX
Schroder North American Equity Fund	808089106	Investor Shares	SNAEX
Schroder North American Equity Fund	808089205	Advisor Shares	SNAVX

For Internal Distribution Only

Schroder Funds Level I Script

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Schroder Funds.

I wanted to confirm that you have received the proxy material for the Shareholders Meeting scheduled for February 2, 2017.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Trustees is unanimously recommending a vote “In Favor” of each proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Trustees is unanimously recommending a vote “In Favor” of each proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Schroder Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation — I am recording your (Recap Voting Instructions).

For confirmation purposes:

•                  Please state your full name. (Pause)

•                  According to our records, you reside in (city, state, zip code). (Pause)

•                  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmation.  Mr. /Ms.            , your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

For Internal Distribution Only

Schroder Funds

Level I Machine Script

Hello.

I am calling on behalf of your investment with the Schroder Funds.

The Special Meeting of Shareholders is scheduled to take place on February 2, 2017.  All shareholders are being asked to consider and vote on an important matter.  As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-713-9968 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.